EXHIBIT 10.16.1


                                  CAPRIUS, INC.
                                  -------------

                             SECURED PROMISSORY NOTE
                             -----------------------

$258,500                                                    December 28, 1999
(Principal Amount)

          CAPRIUS, INC., a Delaware corporation (herein called the "Company", which term shall also include its successors and assigns), for value received, hereby promises to pay to Jack Nelson or permitted assigns (the "Holder") on September 1, 2000, the principal sum of Two Hundred Fifty-Eight Thousand Five Hundred Dollars ($258,500), with interest payable monthly commencing on February 1, 2000 and on the first day of each succeeding month at the rate of ten (10%) percent per annum accruing from December 28, 1999 on the outstanding principal amount until the entire principal shall become paid or otherwise satisfied, and subject to voluntary prepayment, both principal and interest to be payable at the principal office of the Company at One Parker Plaza, Fort Lee, New Jersey 07024, or at such other location as the Company and the Holder may agree upon in writing.

          This Note is one of a duly authorized issue of Notes of the Company to Jack Nelson and Enrique Levy (the "Nelson/Levy Notes") issued in conversion of payments due under certain termination and severance agreements (the "Termination Agreements"), dated as of June 28, 1999, by the Company with each Nelson and Levy.

                             1. DEFINITION OF TERMS
                             ----------------------

          For purposes of this Note, unless the context otherwise requires:

          1.1  Bridge Notes. Bridge Notes shall mean, collectively, the Notes
               ------------
of a duly authorized issue of notes of the Company limited in aggregate principal amount to $600,000, maturing on February 29, 2000.

          1.2  Business Day. Business Day shall mean a day other than a
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Saturday, Sunday or a day when banking institutions in New York City are authorized by law, regulation or order to remain closed.

          1.3  Holder of Record. Holder of Record shall mean in connection
               ----------------
with any Note the payee thereof unless a subsequent holder shall have presented to the Company such Note, duly assigned to him and delivered to the Company a written notice of his acquisition of the Note and designated in writing an address to which payments and notices in respect of the Note shall be mailed, in which case the term shall mean such subsequent holder.


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          1.4  Maturity. As used herein the terms "maturity" and "Maturity"
               --------
shall mean October 1, 2000 or such earlier or later date on which the principal amount of this Note becomes payable hereunder.

          1.5  Person. Person shall mean any individual, corporation,
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partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                                  2. SECURITY
                                  -----------

          2.1  Security Agreement. If the Nelson/Levy Notes are outstanding on
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March 1, 2000, Caprius will grant to the Holder a joint security interest with the holders of the other outstanding Nelson/Levy Notes in the inventory, receivables and non-leased equipment of the Strax Division of the Company.
Such security interest shall be pursuant to the terms of a Security Agreement to be executed among the initial holders of the Nelson/Levy Notes and the Company and shall become effective only if the Nelson/Levy Notes are outstanding on March 1, 2000. Between December 28, 1999 and March 1, 2000, the Company will not grant a security interest to a third party in the assets of the Strax Division, except (i) in connection with a transaction on which the net proceeds will be used to prepay all or a portion of the then outstanding principal and accrued interest on the Nelson/Levy Notes pursuant to Section 3.3 hereof or (ii) in connection with an installment purchase or a capitalized lease of equipment.

                             3. PREPAYMENT OF NOTE
                             ---------------------

          3.1  Note to Be Callable for Prepayment. The Company shall have the
               ----------------------------------
right, subject to compliance with the provisions of this Article 3, to call this Note for prepayment at any time (herein referred to as the "Prepayment Date"), either in whole or in part, at the principal amount so to be prepaid, together with accrued interest thereon to the Prepayment Date. Any prepayment on this Note shall be proportionate to a simultaneous prepayment on the other Nelson/Levy Notes.

          3.2  Notice of Call for Prepayment. Notice of call for prepayment of
               -----------------------------
this Note or any portion hereof shall be given to the Holder of Record at his address in accordance with Section 7.2 hereof at least three (3) Business Days prior to the Prepayment Date. Upon notice of call for prepayment being given as aforesaid, the Company shall prepay on the Prepayment Date the entire principal amount of this Note or the portion hereof, as the case may be, so called for prepayment as hereinabove provided, and shall pay all accrued and unpaid interest on the principal amount being prepaid.

          3.3  Sale of the Strax Division. (a) If the Company shall sell or
               --------------------------
otherwise dispose of the Strax Division (the "Strax Sale") prior to the Maturity of this Note, the Company shall apply the net cash proceeds of such Sale (after payment of all commissions, expenses and taxes related to such Sale) toward prepayment of the Nelson/Levy Notes and the Bridge Notes (if they are still outstanding) in accordance with this Article 3.


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               (b)  If the net cash proceeds to be received by the Company on a
Strax Sale would be insufficient to pay the outstanding amounts on the Nelson/Levy Notes and the outstanding Bridge Notes, the Holders of Record of more than 50% of the outstanding principal amount of the Nelson/Levy Notes must consent to such Sale. The net cash proceeds from the Strax Sale shall be paid on a pro rata basis among the outstanding indebtedness on the Nelson/Levy Notes and the Bridge Notes in accordance with Section 3.3(c) hereof, and the remaining principal amounts on the Nelson/Levy Notes shall be payable on September 1, 2000. The Company and the Holders of Record of the Nelson/Levy Notes shall use their respective best efforts to reach agreement to secure such remaining principal amounts.

               (c) The Company shall effect the prepayment required by this Section within ten (10) Business Days after its receipt of the net proceeds from the Strax Sale. If less than the entire principal amount of the Nelson/Levy Notes and the Bridge Notes at the time outstanding shall be called for prepayment, upon the Strax Sale in accordance with Section 3.3(b) hereof, the Company shall allocate the principal amount so called for prepayment among the Holders of the Nelson/Levy and Bridge Notes in proportion, as nearly as may be, to the aggregate principal amount of Notes then held by the respective holders thereof. In any such allocation (i) the Company may, according to such method as it shall deem proper in its discretion, make such adjustments by increasing or decreasing by not more than $1,000 the amount which would be allocable on the basis of exact proportion to any holders, as may be necessary to the end that the principal amount so allocated shall be in each instance an integral multiple of $1,000 and (ii) the Company shall not be required to allocate any amount to any holder to which the amount allocable on the basis of the exact proportion would be less than $1,000.

          3.4  Prepayment of Portion of Note. Upon any prepayment of a portion
               -----------------------------
of the principal amount of this Note, the Holder, at his option, (i) may require the Company to execute and deliver at the expense of the Company a new Note dated as of the date to which interest on this Note has been paid, and payable to such person or persons as may be designated by the Holder, for the aggregate principal amount of this Note then remaining unpaid, upon surrender of this Note and payment of applicable transfer taxes, if any, or (ii) may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

                          4. COVENANTS OF THE COMPANY
                          ---------------------------

          The Company agrees, and covenants that until such time as this Note has been paid in full the Company will comply with the following covenants:

          4.1  Payment of Principal and Interest. The Company will duly and
               ---------------------------------
punctually pay the principal of and interest on this Note in accordance with the terms of this Note.

          4.2  Maintenance of Office or Agency. The Company will maintain an
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office in the State of New Jersey where this Note may be presented or surrendered for payment, where this Note may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of


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this Note may be served. The Company will give prompt written notice to the
Holder of the location, and of any change in the location, of such office.

          4.3  Corporate Existence. The Company will do or cause to be done all
               -------------------
things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchise; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holder.

          4.4  Consolidation, Merger, Conveyance or Transfer. The Company
               ---------------------------------------------
shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person (excluding a sale of the Strax Division), unless:

          (a) the corporation formed by such consolidation into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume the due and punctual payment of the principal of and interest on all the Notes; and

          (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.

                                  5. REMEDIES
                                  -----------

          5.1  Events of Default. "Event of Default", wherever used herein
               -----------------
means any one of the following events (whatever the reason for such Event of Default and whether it shall be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of principal or any installment of interest upon this Note for a period of five (5) Business Days after it becomes due and payable whether at its Maturity or otherwise; or

          (2) default in the performance, or breach, of any covenant of the Company in this Note (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), or, after its effectiveness, under the Security Agreement;
     or

          (3) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator
     (or other similar official) of the Company or of any substantial part


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     of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

          (4) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator
     (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (5) the Company shall have entered against it a final judgment by a court having jurisdiction which, if satisfied, would have a material adverse effect on the financial condition of the Company;

then and in each and every case, unless the principal and accrued interest on this Note shall have already become due and payable, the Holder may by notice in writing to the Company declare the unpaid balance of this Note to be forthwith due and payable, and thereupon such balance, including the principal of this Note and accrued interest thereon, shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.

          5.2  Enforcement of Remedies. In case any one or more of the Events
               -----------------------
of Default specified in Section 5.1 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce his rights either by suit in equity or by action at law, for the specific performance of any covenant or provision contained herein, or proceed to enforce payment of this Note or to enforce any other legal or equitable right of the Holder of this Note; and under the Security Agreement if it is then in effect.

          5.3  Waiver by Company. To the extent permitted by applicable law,
               -----------------
the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision might be applicable to any sale made under the judgment, order or decree of any court or otherwise, based on this Note or any claim for interest on this Note or any foreclosure thereunder.

          5.4  Amendments and Waivers. No course of dealing between the Company
               ----------------------
and the Holder of this Note and no delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of the rights of the Holder. No covenant or other provision of this Note nor any default or Event of Default in connection therewith may be waived otherwise than by a written instrument signed by the Holder. Any provision of this Note to the contrary notwithstanding, changes in or additions to this Note may be made, and


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compliance with any term, convenant, condition or provision set forth in this
Note may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), provided a similar change or addition is made in the remaining outstanding Nelson/Levy Notes, and any default or Event of Default and the consequences thereof may be waived.

          5.5  Cost and Expense of Collection. The Company covenants and
               ------------------------------
agrees that if default be made in any payment or prepayment of principal of, or interest on, the Notes, it will, to the extent permitted under applicable law, pay to the Holder such further amount as shall be sufficient to cover the cost or expense of collection, including reasonable compensation to the attorneys of the Holder for all services rendered in that connection.

                 6. PAYMENT; EXCHANGE AND TRANSFER; LOST NOTES
                 ---------------------------------------------

          6.1  Payments. Interest and principal to be paid in respect of this
               --------
Note shall be paid at the place provided herein, without any presentment or notation of payment, and the amount of principal so paid on this Note shall be regarded as having been retired and cancelled at the time of payment. The Holder of Record shall, however, at the place of payment of this Note at any time during its regular business hours on any day when a payment of principal is due, permit the Company to make appropriate notation hereon of the amount of principal which has been paid on this Note. The Holder of Record, before any transfer hereof, shall make a notation hereon of all principal payments theretofore made hereon, and shall in writing notify the Company of the name and address of the respect to which interest and transferee.

          6.2  Exchange and Transfer. The Holder of Record of this Note may,
               ---------------------
prior to maturity or prepayment thereof, surrender the Note held by him for exchange, at the office designated by the Company pursuant to Section 3.2 hereof. Within a reasonable time thereafter and without expense (other than transfer taxes, if any) to such Holder of Record, the Company shall issue in exchange thereof, or in exchange for the portion thereof not surrendered in payment as aforesaid (as the case may be), in such denominations and made payable to such person or persons, or order, as such Holder of Record shall designate, a Note or Notes for the same aggregate principal amount as the unpaid principal amount of the Note or Notes so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes as surrendered.

          6.3  Lost, etc., Notes. Upon receipt by the Company of evidence
               -----------------
satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of such Note.

                          7. MISCELLANEOUS PROVISIONS
                          ---------------------------

          7.1  Benefits. This Note shall be binding upon the Company and its
               --------
successors and assigns and shall inure to the benefit of the Holder and his


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heirs and administrators, provided that the Holder may transfer all or part of the unpaid principal amount of this Note to a member of his immediate family or to a trust of which the Holder or a member of his immediate family is the beneficiary.

          7.2  Addresses of Parties. All communications provided for herein
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or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes if sent by certified or registered mail, postage and purposes if sent by certified or registered mail, postage and charges prepaid, to the following addresses: if to the Company, at its office, 1 Parker Plaza, Fort Lee, New Jersey 07024, Attention: President, or at any other address designated by the Company in writing to the Holder of Record of this Note; and if to any Holder of Record of the Note, as specified in writing to the Company by an initial or successor Holder of Record.

          7.3  Governing Law. This Note shall be deemed to be a contract made
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under, and to be construed in accordance with, the laws of the State of New
Jersey, without giving effect to conflicts of law.

          7.4  Section Headings. The descriptive section headings herein have
               ----------------
been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by its President, under its corporate seal, attested by its Secretary, and dated the day and year first above written.

                                        CAPRIUS, INC.

                                        By: /s/ George Aaron
                                           -------------------------------
                                             George Aaron, President

ATTEST:
/s/ Jonathan Joels
---------------------------------
     Jonathan Joels, Secretary


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